[LOGO OMITTED]    CHARTWELL INVESTMENT
                                 PARTNERS, L.P.



                                COMPLIANCE MANUAL

                              Revised May 15, 2003




                     --------------------------------------

A COPY OF THIS COMPLIANCE MANUAL MUST BE RETAINED BY EACH FIRM EMPLOYEE FOR REFERENCE. THIS MANUAL IS THE PROPERTY OF CHARTWELL INVESTMENT PARTNERS, L.P. AND ITS CONTENTS ARE CONFIDENTIAL. THE MANUAL MUST BE RETURNED TO THE FIRM SHOULD AN EMPLOYEE'S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON.

                     --------------------------------------


                       CHARTWELL INVESTMENT PARTNERS, L.P.
                         1235 WESTLAKES DRIVE, SUITE 330
                         BERWYN, PENNSYLVANIA 19312-2412

                                  610-296-1400

                       CHARTWELL INVESTMENT PARTNERS, L.P.

                                COMPLIANCE MANUAL

TABLE OF CONTENTS
-----------------

I.    STATEMENT OF BUSINESS ETHICS OF CHARTWELL INVESTMENT PARTNERS, L.P..........................................1

      A. Code of Ethics for Chartwell Investment Partners, L.P....................................................1

II.   COMPLIANCE POLICIES AND PROCEDURES..........................................................................7

      A. Chartwell Corporate Organization.........................................................................8

      B. Overview of Regulatory Environment and Chartwell's Fiduciary Duties to Clients...........................8

      C. Supervisory Structure....................................................................................9

      D. Annual Acknowledgments...................................................................................9

III.  GENERAL STANDARDS OF CONDUCT AND FIRM PROCEDURES............................................................9

      A. Use of Firm Funds or Property............................................................................9

      B. Conflicts of Interest and Firm Opportunities............................................................10

IV.   GENERAL STANDARDS OF CONDUCT IN DEALING WITH CLIENTS AND PROSPECTIVE
CLIENTS..........................................................................................................11

      A. Fair and Equitable Treatment of Clients.................................................................11

      B. Guarantee Against Loss..................................................................................11

      C. Guarantee or Representation as to Performance...........................................................12

      D. Legal or Tax Advice.....................................................................................12

      E. Borrowing From or Lending To a Client...................................................................12

      F. Acting as a Custodian or a Trustee of a Client..........................................................12

V.    PROTECTION OF MATERIAL, NONPUBLIC AND OTHER CONFIDENTIAL INFORMATION
      AND PREVENTION OF INSIDER TRADING AND TIPPING .............................................................12

      A. Need for Policy.........................................................................................12

      B. General Policies and Procedures Concerning Insider Trading and Tipping..................................13

      C. Protection of Material, Nonpublic Information...........................................................14

      D. Protection of Other Confidential Information............................................................15

      E. Procedures to Safeguard Material, Nonpublic and Other Confidential Information..........................15

VI.   REGULATORY, LEGAL AND OTHER INQUIRIES......................................................................16

      A. Requests from or Visits by Regulatory Authorities.......................................................16

      B. Inquiries from the Press................................................................................16

                                      (i)


      C. Other Requests..........................................................................................16

      D. Subpoenas or Other Legal Process........................................................................16

VII.  COMPLIANCE WITH STATE NOTIFICATION AND LICENSING REQUIREMENTS..............................................16

      A. State Investment Adviser Notice Filings and Investment Adviser Representative Registration..............16

      B. Qualification As a Foreign Corporation..................................................................17

VIII. MARKETING MATERIALS AND ADVERTISING........................................................................18

      A. Regulatory Background...................................................................................18

      B. Firm Procedures Concerning Marketing Materials and Advertising..........................................19

IX.   SOLICITATION OF PROSPECTIVE CLIENTS........................................................................19

      A. Disclosing Information to Prospective Clients...........................................................19

      B. Obtaining Information Concerning Prospective Clients....................................................19

      C. Arrangements with Third-Party Solicitors................................................................20

      D. Investment Advisory Agreements..........................................................................20

X.    PERFORMANCE OF INVESTMENT ADVISORY ACTIVITIES..............................................................21

      A. Only Portfolio Managers May Give Investment Advice or Exercise Investment
      Discretion.................................................................................................21

      B. Compliance with Client Investment Guidelines; Suitability of Advice and Recommendations.................21

      C. Brokerage Discretion, Principal and Agency Cross Transactions, Batching of
      Orders and Order Allocation Procedures ....................................................................21

      D. Deal Allocation Procedures..............................................................................24

      E. Proxy Voting Procedures.................................................................................28

      F. Review and Supervision of Accounts......................................................................28

      G. Reports to Clients......................................................................................28

XI.   CLIENT CONTRACT PROCEDURES.................................................................................28

      A. Investment Management Agreements........................................................................28

      B. Custody of Client Accounts and Assets...................................................................28

      C. Fees and Billing........................................................................................29

XII.  ERISA ACCOUNTS.............................................................................................29

      A. General Fiduciary Obligations Under ERISA...............................................................29

      B. Prohibited Transactions.................................................................................30


                                      (ii)


      C. Compliance With Written Investment Policies and Guidelines for the Plan and
      Diversification Requirements ..............................................................................30

      D. Fidelity Bonds..........................................................................................30

      E. ERISA Plan Documents....................................................................................31

XIII. INDIVIDUAL RETIREMENT ACCOUNT..............................................................................31

XIV.  SUB-ADVISORY RELATIONSHIP REQUIREMENTS.....................................................................31

XV.   MAINTENANCE OF RECORDS.....................................................................................32

      A. Master Files............................................................................................32

      B. Correspondence..........................................................................................33

      C. Account Reconciliations.................................................................................33

      D. Client Complaints.......................................................................................33

      E. Updating Client Information.............................................................................33

XVI.  RECORD PREPARATION AND RETENTION REQUIREMENTS..............................................................34

XVII. REPORTING AND RENEWAL REQUIREMENTS.........................................................................34

      A. Annual and Interim Reporting Requirements Under the Advisers Act........................................34

      B. Reporting Requirements Under the Exchange Act...........................................................35

      C. Filing Requirements Under Applicable State Law..........................................................35

      D. License Renewal Requirements Under Applicable State Law.................................................35


Forms .................................................................................................Attachment 1

         Form A:  Acknowledgment by New Employee of Receipt of Statement of Business Ethics and Compliance
                  Policies and Procedures of Chartwell Investment Partners, L.P.

         Form B:  Annual Acknowledgment by Employee of Compliance with Policies and Procedures of Chartwell
                  Investment Partners, L.P.

         Form C:  Personal Securities Transactions Pre-Clearance Form

         Form D:  Report of Initial, Annual and Updated Disclosure of Personal Securities Holdings

         Form E:  Notification of Securities Account

Books and Records to be Maintained in Connection with
Business as an Investment Adviser .....................................................................Attachment 2

                                     (iii)

                       CHARTWELL INVESTMENT PARTNERS, L.P.


                       COMPLIANCE POLICIES AND PROCEDURES


I.       STATEMENT OF BUSINESS ETHICS OF CHARTWELL INVESTMENT PARTNERS, L.P.

                  CHARTWELL INVESTMENT PARTNERS, L.P. IS COMMITTED TO MAINTAINING THE HIGHEST LEGAL AND ETHICAL STANDARDS IN THE CONDUCT OF OUR BUSINESS. WE HAVE BUILT OUR REPUTATION ON CLIENT TRUST AND CONFIDENCE IN OUR PROFESSIONAL ABILITIES AND OUR INTEGRITY. AS FIDUCIARIES, WE PLACE OUR CLIENTS' INTERESTS ABOVE OUR OWN. MEETING THIS COMMITMENT IS THE RESPONSIBILITY OF OUR FIRM AND EACH AND EVERY ONE OF OUR EMPLOYEES.

A.       CODE OF ETHICS FOR CHARTWELL INVESTMENT PARTNERS, L.P.

                  The following Code of Ethics shall apply to all partners, officers and employees of Chartwell Investment Partners, L.P. ("Associates").1 This Code of Ethics is based on the principle that all Chartwell Associates owe a fiduciary duty to the Firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

            Please direct any questions about this Code of Ethics to the Compliance Officer.

            1.  CODE OF CONDUCT GOVERNING PERSONAL SECURITIES TRANSACTIONS.

                a. The personal trading activities of all Chartwell Associates must be conducted in a manner to avoid actual or potential conflicts of interest with Chartwell's clients. No Associate may use his or her position with Chartwell or any investment opportunities he or she learns of because of his or her position with Chartwell, to the detriment of Chartwell's clients. Chartwell Associates are not permitted to front-run

--------
1 For purposes of compliance with the Code of Ethics, the term "partner" includes the Firm's general partner and certain limited partners, as described below. The Firm's general partner is Chartwell G.P., Inc. (the "General Partner"). The General Partner is a Pennsylvania corporation and, as a practical matter, does not engage in personal securities transactions. Members of the General Partner's Board of Directors, however, may engage in personal securities transactions. Such directors and the Firm's limited partners are subject to this Code only if they participate in forming investment decisions or receive information about investment decisions or client transactions.

                    any securities transaction of a client, or to scalp by making recommendations for clients with the intent of personally profiting from personal holdings of transactions in the same or related securities. Each Associate should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer.

                b. Even if not specifically prohibited under paragraph D below, certain personal trading activities may create or appear to create conflicts of interest. If an Associate has any doubt whether a personal trade raises a conflict of interest, the Associate should consult the Compliance Officer before trading. The Compliance Officer's determination as to whether a particular personal trading activity is permitted shall be conclusive. If the Compliance Officer determines that a particular personal trading activity is not permitted, the Associate must refrain from or terminate the activity immediately. Failure to comply with the Compliance Officer's determination may result in sanctions, up to and including termination.

                c. The Management Committee may except any person, security or transaction from any specific provision of the Code. The Management Committee will prepare a report documenting the nature of any exception granted, the persons involved and the reasons for granting such exception. Any approval or exception granted by the Management Committee under this Code shall not be viewed as or deemed to be a Code violation.

            2.  WHO IS COVERED BY THESE REQUIREMENTS?

                  All Chartwell Associates and members of their immediate family who reside in their household are subject to Chartwell's policies and procedures governing personal securities transactions.

            3.  WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

                    (i) Subject to the last sentence of this paragraph, the policies and procedures cover (1) all personal securities accounts and transactions of each Chartwell Associate, and
                    (2) all securities and accounts in which a Chartwell Associate has "beneficial ownership." For purposes of these requirements, "beneficial ownership" has the same meaning as in Securities Exchange Act Rule 16a-1(a)(2). Generally, a person has beneficial ownership of a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares direct or indirect interest in the security. A transaction by or for the account of a spouse or other immediate family member living in the same home with a Chartwell Associate is considered the same as a transaction by the employee. These policies and procedures do not cover any securities accounts and/or transactions relating to any pooled investment product (including without limitation, private investment partnerships, wrap programs): (i) managed by Chartwell or an affiliate of Chartwell; and (ii) in which there is significant beneficial ownership by persons other than (a) Chartwell Associates; and (b) spouses or other immediate family members living in the same home with such Associate.

            4.  WHAT SECURITIES ARE COVERED BY THESE REQUIREMENTS?

                  All securities (and derivative forms thereof, including
            options and futures contracts) are covered by these requirements except (1) securities that are direct obligations of the United States, such as Treasury bills, notes and bonds and derivatives thereof; (2) bankers' acceptances; (3) bank certificates of deposit;
            (4) commercial paper; (5) high quality short-term debt instruments, including repurchase agreements; (6) municipal and corporate bonds,
            (7) shares of registered, open-end mutual funds and (8) exchange traded funds. Please note that shares of closed-end funds and unit investment trusts are COVERED.

            5.  WHAT TRANSACTIONS ARE PROHIBITED BY THESE REQUIREMENTS?

                a. Chartwell Associates may not purchase or sell, directly or indirectly, any security within seven calendar days before or three calendar days after the time that the same security is being or has been purchased or sold or considered for purchase or sale for a Chartwell client without prior written approval of the Compliance Officer. Chartwell Associates who breach this prohibition by PURCHASING a security within seven calendar days before a Chartwell client trades such security and without prior approval, shall be prohibited from selling that security for a period of six months from the date of the trade. Any profits realized from a sale of such security within the proscribed six month period shall be disgorged. Further, a Chartwell Associate who sells a security within seven calendar days before a Chartwell client sells such security and without prior approval shall disgorge any profits realized on such transaction equal to the difference between the Chartwell Associate's sale price and the Chartwell client's sale price.

                b. Chartwell Associates may not purchase or sell ANY Large CapValue securities nor any related options transactions held in Chartwell client accounts due to conflict of interest with Wrap Program portfolio holdings.

                c. Chartwell Associates may not purchase ANY securities (including those otherwise excepted from coverage under paragraph 4 above) in a private placement or initial public offering without the prior written approval of the Compliance Officer.

                d. Chartwell Associates may not profit from the purchase and sale or sale and purchase of the same security within a 60 day period. Any profits realized from such trades shall be disgorged.

                e. Chartwell Associates may not serve on the board of directors of any publicly traded or private company without the prior written approval of the Compliance Officer.

                f. Chartwell Associates are not permitted to accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to the Firm because of that person's association with the Firm.

                    For the purpose of this provision, the following gifts from broker-dealers or other persons providing services to the Firm will not be considered to be in violation of this section:

                    (i)   an occasional meal;

                    (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;

                    (iii) a holiday gift of fruit or other goods, provided
                          however, that such gift is made available to all Chartwell employees.

            6.  PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

                a. Chartwell Associates must pre-clear personal securities transactions with the Trading and Compliance departments. Pre-clearance of a securities transaction is valid for 48 hours. A Pre-Clearance Form is found at Attachment 1 (Form
                    C). Pre-clearance forms must be signed by the Associate, the Trading Desk and the Compliance Officer (or designee). The Compliance Officer will also pre-clear any trader's trades if another trader is not available. Forms must then be given to the Compliance Officer (or designee).

                b. Pre-clearance is not necessary for the following transactions:

                    (i) Purchases or sales over which the Associate has no direct or indirect influence or control.

                    (ii) Purchases that are part of an automatic dividend
                         reinvestment plan.

            7. REPORTS OF SECURITIES HOLDINGS AND IDENTIFICATION OF SECURITIES ACCOUNTS.

                a. Every Chartwell Associate shall disclose to the Compliance Officer (or designee) all personal securities holdings

                    (including municipal and corporate bonds and exchange traded funds for this reporting purpose) and accounts upon commencement of employment and thereafter on an annual basis as of March 31. A form for this purpose may be found at Attachment 1 (Form E).

                b. Every Associate shall direct their brokers to supply to the Compliance Officer (or designee), on a timely basis, duplicate copies of the confirmation of all personal securities transactions (including municipal and corporate bonds and exchange traded funds for this reporting purpose) as well as account statements and shall notify the Compliance Officer when the Associate opens a securities account. A form for this purpose may be found at Attachment 1 (Form F).

                c. Every Chartwell Associate shall certify annually to the Compliance Officer (or designee) that:

                    (i) they have read and understand the Code of Ethics; and that they are subject thereto;

                    (ii) they have complied with the requirements of the Code of Ethics; and

                    (iii) they have reported all personal securities
                          transactions and accounts required to be reported by the Code of Ethics.

                    A form for this purpose may be found at Attachment 1
                    (Form B).

            8.  REVIEW AND ENFORCEMENT OF CODE OF ETHICS.

                a. The Compliance Officer (or designee) shall notify each person who becomes an Associate and is required to report under this Code of their reporting requirements no later than 10 days before the first quarter in which the person is required to begin reporting.

                b. The Compliance Officer (or designee) will, on a quarterly basis, review all reported personal securities transactions to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Compliance Officer must give the person an opportunity to supply explanatory material.

                c. If the Compliance Officer finds that a Code violation may have occurred, the Compliance Officer must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person to the Management Committee. The Management Committee will independently determine whether the person violated the Code.

                d. No person shall be required to participate in a determination of whether he or she has violated the Code or discuss the imposition of any sanction against him or herself.

                e. The Compliance Officer will submit his or her own personal securities reports, as required, to an Alternate Compliance Officer who shall fulfill the duties of the Compliance Officer with respect to the Compliance Officer's reports.

                f. If the Management Committee finds that a person has violated the Code, the Management Committee will approve an appropriate resolution of the situation, which may include any sanctions (including termination) that the Committee deems appropriate.

            9. PROTECTION OF CONFIDENTIAL INFORMATION CONCERNING CLIENT RECOMMENDATIONS OR ADVICE.

                The Firm has adopted the following policies and procedures to limit access to information relating to decisions as to what advice or recommendations should be given to clients
            ("Advisory Information") to those of the Firm's officers, partners and employees who have a legitimate need to know that information:

                a. DESIGNATION OF ADVISORY PERSONS. The Management Committee shall designate as "Advisory Persons" those of the Firm's officers, partners and employees who make or participate in decisions as to what advice or recommendations should be given to clients whose duties or functions relate to the making of such recommendations or who otherwise have a legitimate need to know information concerning such matters. The Compliance Officer (or designee) will inform such persons of their status as an "Advisory Person."

                b. OBLIGATIONS OF ADVISORY PERSONS. In the handling of Advisory Information, Advisory Persons shall take appropriate measures to protect the confidentiality of such information. Specifically, Advisory Persons shall refrain from:

                    (i) Disclosing Advisory Information to anyone other than another Advisory Person, inside or outside of the Firm (including any employee of an affiliate); EXCEPT on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient; and

                    (ii) Engaging in transactions--or recommending or suggesting that any person (other than a Firm client) engage in transactions - in any security to which the Advisory Information relates.

                c. GENERAL POLICY CONCERNING NON-ADVISORY PERSONS. As a general matter, no employee of the Firm (other than those employees who are designated as Advisory Persons) or any employee of an affiliate of the Firm should seek or obtain access to Advisory Information. In the event that an employee of the Firm (other than an employee who is designated as an Advisory Person) should come into possession of Advisory Information, he or she should refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates.

            10. MONITORING COMPLIANCE WITH INSIDER TRADING AND TIPPING POLICIES
                AND PROCEDURES.

                           The Compliance Officer (or designee) shall review
                duplicate confirmations and periodic account statements. This review is designed to (i) ensure the propriety of personal trading activity; (ii) avoid possible conflict situations; and
                (iii) identify transactions that may violate the prohibitions. The Compliance Officer shall immediately report any findings of possible irregularity or impropriety to the Management Committee.

II.      COMPLIANCE POLICIES AND PROCEDURES

         The policies and procedures contained in the remaining sections of this Compliance Manual apply to ALL Chartwell officers and employees ("employees" or "personnel"). They are intended to assist the Firm and its employees comply with the Firm's Statement of Business Ethics and the law.

         Chartwell believes that good compliance is good business. Each employee's actions regarding matters governed by this Compliance Manual are considered significant indicators of the individual's judgment, ethics and competence, and will be an important element in evaluating each employee for retention, assignment and promotion. Insensitivity to or disregard of the policies or procedures set forth in this Compliance Manual may be grounds for disciplinary action, including termination of employment.

         This Manual is not intended to provide a complete description of the legal and ethical obligations of the Firm or its personnel and cannot be relied upon as such. In situations where the proper course of conduct is not clear, or whenever there is a question as to the propriety of a particular course of conduct or the interpretation of the Firm's policies and procedures, the Compliance Officer should be consulted for advice.

         Updates or supplements to this Compliance Manual will be distributed periodically to all Chartwell personnel, and should be reviewed promptly and filed for future reference in the space provided at the back of the Manual. All supplemental material will be considered part of this Compliance Manual.

         This Compliance Manual has been prepared for the exclusive use of the Firm and its employees and should be kept confidential. This Manual belongs to Chartwell and must be returned to the Compliance Department upon termination of employment.

         Any employee who becomes aware of information relating to any violation of the policies and procedures in this Compliance Manual should contact the Compliance Officer immediately.

A.  CHARTWELL CORPORATE ORGANIZATION

    Chartwell is a Pennsylvania Limited Partnership whose principal business address is 1235 Westlakes Drive, Suite 400, Berwyn, PA. Chartwell's general partner is Chartwell G.P., Inc., a Pennsylvania Corporation. The Firm's Compliance Officer is Timothy J. Riddle, Partner.

B.  OVERVIEW OF REGULATORY ENVIRONMENT AND CHARTWELL'S FIDUCIARY DUTIES TO
    CLIENTS

    Chartwell provides investment advice to a variety of institutional and corporate clients pursuant to written investment management agreements with each client. The Firm is required to provide these services to each client on the basis of each client's individual circumstances and needs and in a manner consistent with the Firm's agreement with that client, including the client's investment policies or guidelines that are set forth in or attached to the agreement.

    Chartwell is registered as an investment adviser with the U.S. Securities and Exchange Commission (the "SEC"). In conducting Chartwell's investment advisory business, the Firm and its personnel must comply at all times with the provisions of the Investment Advisers Act of 1940 (the "Advisers Act") the rules under the Advisers Act and comparable provisions and rules under the laws of the various states where the Firm does business or has clients. In addition, when managing accounts of employee benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and Individual Retirement Accounts, the Firm must comply with all applicable provisions of ERISA, the Internal Revenue Code of 1986 and the rules under those laws.

    In addition to the specific regulatory requirements that apply to Chartwell's business as an investment adviser, the Firm and its personnel are subject to the broad anti-fraud provisions of the federal securities laws. Under these provisions, the Firm and its employees are prohibited from: (i) employing any device, scheme or artifice to defraud a client; (ii) making any untrue statement of a material fact to a client or omitting to state a material fact necessary to make the statement made, in light of the circumstances under which they are made, not misleading; (iii) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a client; or
(iv) engaging in any manipulative act or practice with respect to a client.

    As a registered investment adviser, Chartwell and its employees also have fiduciary and other obligations to clients. The Firm's fiduciary duties to its clients require, among other things, that the Firm (i) render disinterested and impartial advice; (ii) make suitable recommendations to clients in light of their needs, financial circumstances and investment objectives; (iii) exercise a high degree of care to ensure that adequate and accurate representations and other information about investments are presented to clients; (iv) have an adequate basis in fact for any and all recommendations, representations, and forecasts; (v) refrain from actions or transactions that conflict with interests of any client, unless the conflict has first been disclosed to the client and the client has (or may be considered to have) waived the conflict; and (vi) treat all clients fairly and equitably.

    A breach of any of the above duties or obligations may, depending on the circumstances, expose the Firm, its supervisory personnel and any employee involved to SEC and state disciplinary actions and to potential criminal and civil liability, as well as subject the employee to Firm sanctions up to and including termination of employment.

C. SUPERVISORY STRUCTURE

    To meet its obligations under the Advisers Act, ERISA and relevant provisions of state law, Chartwell has established the written policies and procedures set forth in this Compliance Manual and has assigned primary responsibility for oversight and enforcement of these procedures to the Compliance Officer. However, ensuring compliance with the law and with Chartwell's internal policies and procedures is a top priority of Chartwell's management and is a key responsibility of each employee.

D.  ANNUAL ACKNOWLEDGMENTS

    Each employee will read this Compliance Manual and complete, sign and return to the Compliance Officer an Acknowledgment Statement on Form A or Form B, copies of which are found at Attachment I.

    The Acknowledgment Statement requests information about whether the employee signing the Statement has been subject to any disciplinary action by the SEC, the Commodity Futures Trading Commission, any state regulatory authority, self-regulatory organization or foreign regulatory authority, or has been charged in any legal proceeding with conduct that would constitute a basis for disciplinary action by a securities regulatory body. The employment of any person who is subject to a statutory disqualification might, absent appropriate disclosures or specific relief from the SEC, tarnish the Firm's reputation, jeopardize business relationships and opportunities for both the Firm AND its affiliates, and expose the Firm itself to potential disciplinary sanctions. Accordingly, an employee must notify the Compliance Officer IMMEDIATELY if he or she becomes aware of information that would result in a change in any of this information. FAILURE TO ACCURATELY COMPLETE THE STATEMENT OR TO NOTIFY THE COMPLIANCE OFFICER OF CHANGES TO INFORMATION RELATING TO DISCIPLINARY ACTIONS MAY SUBJECT AN EMPLOYEE TO DISCIPLINARY ACTION OR BE GROUND FOR DISMISSAL.

III.     GENERAL STANDARDS OF CONDUCT AND FIRM PROCEDURES

         A.  USE OF FIRM FUNDS OR PROPERTY

             The Firm's policy is to require each employee to account for the use of funds and property belonging to the Firm, to prohibit the personal use of such funds or property, and to prohibit questionable or unethical disposition of Firm funds or property.

             1. PERSONAL USE OF FIRM FUNDS OR PROPERTY. No employee may take or permit any other employee to take for his personal use any funds or property belonging to the Firm. Misappropriation of funds or property is theft and, in addition to subjecting an employee to possible criminal and civil penalties, will result in Firm disciplinary action up to and including dismissal.

             2. PAYMENTS TO OTHERS. No Firm funds or property may be used for any unlawful or unethical purpose, nor may any employee attempt to purchase privileges or special benefits through payment of bribes, kickbacks, or any other form of "payoff". Customary and normal courtesies in conformance with the standards of the industry are allowable except where prohibited by applicable laws or rules. Particular care and good judgment is required when dealing with federal, state or local government officials to avoid inadvertent violations of government ethics rules. Accordingly, no entertainment, gifts or any other items of value should be provided to any official of a governmental body with which the Firm does or is seeking to do business or which has jurisdiction over the activities of the Firm, without the prior approval of the Compliance Officer. (See Code of Ethics Sec. I.A.5.e)

             3. IMPROPER EXPENDITURES. No payment by or on behalf of the Firm will be approved or made if any part of the payment is to be used for any purpose other than that described in the documents supporting the payment. Records will be maintained in reasonable detail that accurately and fairly reflect the transactions they describe and the disposition of any funds or property of the Firm.

                 Any questions concerning the propriety of any use of Firm funds or property should be directed to the Compliance Officer.

         B.  CONFLICTS OF INTEREST AND FIRM OPPORTUNITIES

             It is not possible to provide a precise or comprehensive definition of a conflict of interest. However, one factor that is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of actual or potential differences between or among the interests of the Firm, its affiliates or clients, and/or the employee's own personal interests. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the Firm, its affiliates or its clients or any gain to the Firm or the employee, and irrespective of the motivations of the employee involved.

             Employees should avoid other employment or business activities, including personal investments, that interfere with their duties to the Firm, divide their loyalty, or create or appear to create a conflict of interest. Each employee should promptly report any situation or transaction involving an actual or potential conflict of interest to the Compliance Officer. The Compliance Officer's determination as to whether a conflict exists or is harmful shall be conclusive. Any conflict that the Compliance Officer determines is harmful to the interests of clients or the interest or reputation of the Firm must be terminated.

             1. INTEREST IN COMPETITORS, CLIENTS OR SUPPLIERS. Except with the approval of the Management Committee or the Compliance Officer, no employee or member of his or her Immediate Family (including spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom the employee has an adoptive or "in-law" relationship, or any relatives to whose support the employee contributes, either directly or indirectly) and who shares the employee's household ("Immediate Family"), shall serve as an employee, officer, director or trustee of, or have a substantial interest in or business relationship with, a competitor, client, or supplier of the Firm (other than any Affiliate) that could create a divided loyalty or the appearance of one.

             2. INTEREST IN TRANSACTIONS. No employee or a member of his or her Immediate Family shall engage in any transaction involving the Firm if the employee or a member of his Immediate Family has a substantial interest in the transaction or can benefit directly or indirectly from the transaction (other than through the employee's normal compensation), except as specifically authorized in writing by the Compliance Officer.

             3. OUTSIDE EMPLOYMENT, SERVICE AS A CORPORATE DIRECTOR. No employee shall be employed by, or accept any remuneration from, or perform any services for, any person or entity, including serving as a director of a company, trustee or general partner of a partnership, other than the Firm or any Affiliate, except as specifically authorized by the Compliance Officer. In no event should any employee have any outside employment that might cause embarrassment to or jeopardize the interests of the Firm, interfere with its operations, or adversely affect his or her productivity or that of other employees. As a general matter, the Compliance Officer will not approve outside employment with any investment adviser, broker-dealer, bank, insurance or reinsurance company or other financial institution with which the Firm or its affiliates may compete or have or seek a business relationship.

             4. DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY. No employee shall acquire, or derive personal gain or profit from, any business or investment opportunity that comes to his or her attention as a result or his or her association with the Firm, and in which he or she knows the Firm or its clients might reasonably be expected to participate or have an interest, without first disclosing in writing all relevant facts to the Firm, offering the opportunity to the Firm or its clients if appropriate, and receiving specific written authorization from the Compliance Officer.

IV.      GENERAL STANDARDS OF CONDUCT IN DEALING WITH CLIENTS AND
         PROSPECTIVE CLIENTS

         Firm employees must not engage in the following practices:

         A.  FAIR AND EQUITABLE TREATMENT OF CLIENTS

                 No client may be favored over another. All clients must be treated fairly and equitably.

         B.  GUARANTEE AGAINST LOSS

                 No employee may guarantee a client against losses with respect to any securities transactions or investment strategies.

         C.       GUARANTEE OR REPRESENTATION AS TO PERFORMANCE

                  No guarantee may be made that a specific level of performance will be achieved or exceeded. Any mention of an investment's past performance, its value or of past performance of any investment manager recommended must include a statement that it does not necessarily indicate or imply a guarantee of future performance or value.

         D.       LEGAL OR TAX ADVICE

                  No employee of the Firm may give or offer any legal or tax advice to any client regardless of whether the employee offering such advice is qualified to do so. All requests for such advice should be referred to the Compliance Officer.

         E.       BORROWING FROM OR LENDING TO A CLIENT

                  No employee may borrow funds or securities from, or lend funds or securities to, any client of the Firm without the written approval of the Compliance Officer.

         F.       ACTING AS A CUSTODIAN OR A TRUSTEE OF A CLIENT

                  No employee may act as custodian of securities, money, or other funds or property of a client or act or serve as a trustee of a client, in the latter case, unless approved in advance by the Compliance Officer.

V.       PROTECTION OF MATERIAL, NONPUBLIC AND OTHER CONFIDENTIAL
         INFORMATION AND PREVENTION OF INSIDER TRADING AND TIPPING

         A.       NEED FOR POLICY

                  Chartwell and its personnel may have access to confidential information about clients of the Firm, investment advice provided to clients, securities transactions being affected for clients' accounts and other sensitive information. In addition, from time to time, the Firm or its personnel may come into possession of information that is "material" and "nonpublic" (each as defined below) concerning a company or the trading market for its securities.

                  It is unlawful for the Firm or any of its employees to use such information for manipulative, deceptive or fraudulent purposes. The kinds of activities prohibited include "front-running", "scalping" and trading on inside information. "Front-Running" refers to a practice whereby a person takes a position in a security in order to profit based on his or her advance knowledge of upcoming trading by clients in that security which is expected to affect the market price. "Scalping" refers to a similar abuse of client accounts, and means the practice of taking a position in a security before recommending it to clients or effecting transactions on behalf of clients, and then selling out the employee's personal position after the price of the security has risen on the basis of the recommendation or client transactions.

                  Depending upon the circumstances, the Firm and any employee involved may be exposed to potential insider trading or tipping liability under the federal securities laws if the Firm or any employee advises clients concerning, or executes transactions in, securities with respect to which the Firm possesses material, nonpublic information. In addition, the Firm as a whole may be DEEMED to possess material, nonpublic information known by any of its employees, UNLESS the Firm has implemented procedures to prevent the flow of that information to others within the Firm.

                  Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by the Firm and its employees. Violations of the laws against insider trading and tipping by Firm employees can expose the Firm and any employee involved to SEVERE criminal and civil liability. In addition, the Firm and its personnel have ethical and legal responsibilities to maintain the confidences of the Firm's clients, and to protect as valuable assets confidential and proprietary information developed by or entrusted to the Firm.

                  Although the Firm respects the right of its employees to engage in personal investment activities, it is important that such practices avoid any appearance of impropriety and remain in full compliance with the law and the highest standards of ethics. Accordingly, employees must exercise good judgment when engaging in securities transactions and when relating to others information obtained as a result of employment with the Firm. If an employee has any doubt whether a particular situation requires refraining from making an investment or sharing information with others, such doubt should be resolved AGAINST taking such action.

         B.       GENERAL POLICIES AND PROCEDURES CONCERNING INSIDER TRADING
                  AND TIPPING

                  The Firm has adopted the following policies and procedures to
         (i) ensure the propriety of employee trading activity; (ii) protect and segment the flow of material, nonpublic and other confidential information relating to client advice and securities transactions, as well as other confidential information; (iii) avoid possible conflicts of interest; and (iv) identify trades that may violate the prohibitions against insider trading, tipping, front-running, scalping and other manipulative and deceptive devices contained in federal and state securities laws and rules.

                  No employee of the Firm shall engage in transactions in any securities while in possession of material, nonpublic information regarding such securities (so-called "insider trading"). Nor shall any employee communicate such material, nonpublic information to any person who might use such information to purchase or sell securities (so-called "tipping"). The term "securities" includes options or derivative instruments with respect to such securities and other securities that are convertible into or exchangeable for such securities.

             1. "MATERIAL". The question of whether information is "MATERIAL" is not always easily resolved. Generally speaking, information is "material" where there is a substantial likelihood that a reasonable investor could consider the information important in deciding whether to buy or sell the securities in question, or where the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the "total mix" of information available. Where the nonpublic information relates to a possible or contingent event, materiality depends upon a balancing of both the probability that the event will occur and the anticipated magnitude of the event in light of the totality of the activities of the issue involved. Common, but by no means exclusive, examples of "material" information include information concerning a company's sales, earnings, dividends, significant acquisitions or mergers and major litigation. So-called "market information", such as information concerning an impending securities transaction may also, depending upon the circumstances, be "material". Because materiality determinations are often challenged with the benefit of hindsight, if an employee has any doubt whether certain information is "material", such doubt should be resolved AGAINST trading or communicating such information.

             2. "NONPUBLIC". Information is "NONPUBLIC" until it has been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public, such as inclusion in reports filed with the SEC or press releases issued by the issuer of the securities, or reference to such information in publications of general circulation such as THE WALL STREET JOURNAL or THE NEW YORK TIMES. In general, information may be presumed to have been made available to investors after two business days from the formal release of such information.

             3. "ADVISORY INFORMATION". Information concerning (i) what securities are followed by investment managers; (ii) specific recommendations made to clients by investment managers; or
                 (iii) prospective securities transactions by clients of the Firm ("Advisory Information") is strictly confidential. Under some circumstances, Advisory Information may be material and nonpublic.

             4. PROHIBITIONS. In the handling of information obtained as a result of employment with the Firm, Firm employees:

                 a. Shall not disclose material, nonpublic or other confidential information (including Advisory Information) to anyone, inside or outside the Firm (including Immediate Family members), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;

                 b. Shall refrain from recommending or suggesting that any person engaging in transactions in any security while in possession of material, nonpublic information about that security;

                 c. Shall abstain from transactions, for their own personal accounts or for the account of any client, in any security while in possession of material, nonpublic information regarding that security; and

                 d. Shall abstain from personal transactions in any security while in possession of Advisory Information regarding that security.

         C.  PROTECTION OF MATERIAL, NONPUBLIC INFORMATION

                  No Firm employee shall intentionally seek, receive or accept information that he believes may be material and nonpublic except with the written approval of, and subject to any and all restrictions imposed by, the Compliance Officer.

                  On occasion, a company may, as a means to seek investors in restricted or private-placement securities issued by it, send to the Firm materials that contain material, nonpublic or other confidential information. Typically, such materials will be accompanied by a transmittal letter (and an inner, sealed package) that indicates the confidential nature of the enclosed materials and that the opening of the inner package constitutes an agreement to maintain the confidentiality of the information. In this circumstance, any Firm employee receiving any such materials should NOT open the inner package, but should immediately consult with the Compliance Officer.

                  In the event that a Firm employee should come into possession of information concerning any company or the market for its securities that the employee believes may be material and nonpublic, the employee should notify the Compliance Officer immediately. In addition, such employee shall refrain from either disclosing the information to others or engaging in transactions (or recommending or suggesting that any person engage in transactions) in the securities to which such information relates, without the prior written approval of the Compliance Officer. To prevent trading of any security for which material and nonpublic information has been obtained, the Compliance Officer will instruct the members of the Compliance Group to ensure that any such security (1) be included on the Restricted Security list held at the Trading Desk and Compliance, and (2) be set as a restricted security in the trade order management system. The Compliance Officer will inform the Firm's Management Committee of any actions taken by the Compliance Group to prevent the misuse of insider trading information.

         D.  PROTECTION OF OTHER CONFIDENTIAL INFORMATION

                  Information relating to past, present, or future activities of the Firm, its affiliates or clients that has not been publicly disclosed shall not be disclosed to persons, within or outside of the Firm, except for a proper Firm purpose. Employees are expected to use their own good judgment in relating to others information in these areas.

                  In addition, information relating to another employee's medical, financial, employment, legal, or personal affairs is confidential and may not be disclosed to any person, within or outside of the Firm, without the employee's consent or for a proper purpose authorized by the Compliance Officer or an officer of the Firm.

         E. PROCEDURES TO SAFEGUARD MATERIAL, NONPUBLIC AND OTHER CONFIDENTIAL INFORMATION

                  In the handling of material, nonpublic and other confidential information, including Advisory Information, Firm employees shall take appropriate steps to safeguard the confidentiality of such information. When not in use, all documents (whether in paper or electronic form) containing confidential information should be stored in secure areas. Under no circumstances should confidential documents be left on desks, counter tops, or floors where others can see them. Nor should any Firm employee review or work on any confidential documents in any setting that would permit others to see the documents, such as in airplanes or public spaces.

VI.      REGULATORY, LEGAL AND OTHER INQUIRIES

                  As a general matter, no employee shall disclose to anyone outside the Firm any confidential information concerning the Firm or its affiliates or its clients without the prior approval of the Compliance Officer.

         A.  REQUESTS FROM OR VISITS BY REGULATORY AUTHORITIES

                  All contacts, inquiries, or requests - written or oral - for information or documents by governmental or self-regulatory authorities, including representatives of the SEC or any state regulator, should be reported immediately to the Compliance Officer. In the case of telephone requests, the employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making such request.

         B.  INQUIRIES FROM THE PRESS

                  Any inquiries from members of the press concerning the Firm or its services should generally be referred to the Compliance Officer.

         C.  OTHER REQUESTS

                  Periodically, attorneys, accountants, broker-dealers, other investment advisers, credit agencies, or others may make requests for information concerning the Firm or its affiliates, clients or employees. Any request for information that is not generally released by the Firm, in the normal course of its business, to persons outside of the Firm, should be referred to the Compliance Officer.

         D.  SUBPOENAS OR OTHER LEGAL PROCESS

                  Only authorized officers of the Firm may accept legal process on behalf of the Firm. If someone attempts to serve you with legal process on behalf of the Firm, you must refuse it and immediately contact the Compliance Officer. Service of a subpoena on an individual, the subject matter of which relates directly to the Firm or its affiliates, clients or employees should be brought immediately to the attention of the Compliance Officer.

VII.     COMPLIANCE WITH STATE NOTIFICATION AND LICENSING REQUIREMENTS

         A. STATE INVESTMENT ADVISER NOTICE FILINGS AND INVESTMENT ADVISER REPRESENTATIVE REGISTRATION

                  The Firm is registered with the SEC as an investment adviser. As an SEC-registered adviser, the Firm is not required to be registered as an investment adviser with any state. The Firm may be required to file notice filings (generally, Form ADV) in states where the Firm does business.

                  By rule, the SEC has defined the term "investment adviser representative" to mean a "supervised person" of the adviser (e.g., a partner, officer, director, employee or other person who provides advice on behalf of the investment adviser, but not a third party solicitor), who has more than 5 clients that are natural persons and more than 10% of whose clients are natural persons. In its rule, the SEC clarified that wealthy advisory clients (those with $750,000 or more invested with or through the advisory firm, and those persons with a net worth in excess of $1,500,000), should not be counted as natural persons in applying the 10% test, and further clarified that the term investment adviser representative does not include persons who do not meet with, solicit or communicate with clients, as well as those who provide advisory and oral communications. The Compliance Officer will determine the list of persons required to be registered with various states and will review and update that list periodically.

                  The only states that may license persons who meet the investment advisory representative definition are states in which the investment adviser has a "place of business." As applied to the Firm, this means Pennsylvania. In addition, the SEC has indicated an investment adviser representative may be deemed to have established a place of business in a temporary location, such as a hotel or auditorium, to the extent that the person "has let it be generally known that he or she will conduct advisory business at the location." Accordingly, before undertaking new business or marketing efforts in a new state, please contact the Compliance Officer.

                  For these reasons, BEFORE soliciting or accepting business from any new client who is a natural person, you must first check with the Compliance Officer who will verify that the Firm may provide investment advice to that prospective advisory client in the state where he or she resides, or take steps to obtain necessary licenses required, if any, for personnel before accepting the account. Penalties for violations of state laws may include public censure, civil monetary fines, a bar from doing business in a particular state and even criminal sanctions in serious cases.

         B.  QUALIFICATION AS A FOREIGN CORPORATION

                  Under the laws of most jurisdictions, any firm "transacting" or "doing" any "business" in a jurisdiction is required to qualify as a foreign corporation in that jurisdiction, unless the Firm is incorporated in that jurisdiction. A firm is not qualified as a foreign corporation in any jurisdiction just by virtue of the fact that it is registered there as an investment adviser.

                  Whether a firm is "doing" or "transacting" any "business" in a given jurisdiction has significance beyond mere compliance with foreign corporation qualification laws. Often such activities also determine whether a corporation is subject to a jurisdiction's personal jurisdiction, service of process, or income taxation. In addition, certain jurisdictions have enacted so-called "door closing" statutes that deny to unqualified foreign corporations "doing" or "transacting" any "business" within the jurisdiction the right to maintain an action in the courts of that jurisdiction.

                  The concept of "doing" or "transacting" any "business" is not amenable to precise definition. It is well established that a foreign corporation may be "doing" or "transacting" "business" within a jurisdiction when it transacts some substantial part of its ordinary business there. Nevertheless, business activities that are related exclusively to interstate (as compared to INTRASTATE) commerce do not constitute "doing" or "transacting" "business" within a given state.

                  Chartwell is a limited partnership formed under Pennsylvania law. Chartwell G.P., Inc. is Chartwell's corporate general partner and is incorporated in the State of Pennsylvania. To help ensure that the

         Firm does not engage in any activities that may be deemed to be "doing" or "transacting" any "business" within any other jurisdiction in which the Firm is not incorporated or qualified as a foreign corporation, the Firm will not:

             1. Maintain offices, mailing addresses, or telephone numbers (other than toll-free, "800" numbers) or directory listings outside of Pennsylvania; or

             2. Advertise in newspapers or magazines, other than those that are published in Pennsylvania or that have a national circulation.

                  In addition, it must be made clear to clients and prospective clients that no agreement, arrangement, or understanding with respect to the retention of Chartwell as an investment adviser will be effective unless and until such agreement, arrangement, or understanding is approved by Chartwell at its home office in Pennsylvania.

                  If any employee has any question whether certain activities may require that Chartwell qualify as a foreign corporation in any jurisdiction, he or she should contact the Compliance Officer immediately.

VIII.    MARKETING MATERIALS AND ADVERTISING

         A.  REGULATORY BACKGROUND

                  Detailed rules under the Advisers Act govern the use of advertising and sales literature by investment advisers. In particular, Advisers Act Rule 206(4)-1 prohibits an investment adviser from using advertising or sales literature that (i) refers to any testimonial concerning the investment adviser or any such rendered by the investment adviser; (ii) refers (except in certain circumstances) to past specific recommendations of the investment adviser that were or would have been profitable; (iii) represents that any graph, chart, or formula offered by the investment adviser can be used to determine which securities to buy or sell, or when to buy or sell them, unless the advertisement contains prominent disclosures as to the limitations of such graphs, charts, or formulas and the difficulties with respect to their use; (iv) states that any report or service will be furnished free unless the report or service will in fact be furnished entirely free (I.E., without any condition or obligation); or (v) contains a false or misleading statement of a material fact. The SEC defines "advertising and sales literature" to include any notice, circular, letter or other written communication addressed to more than ONE person, or any notice or other announcement in any publication or by radio or television that offers any report, analysis, graph, chart, or formula concerning securities or to be used in determining what securities to buy or sell, or any other investment advisory service with regard to securities.

                  In addition, ANY materials concerning Chartwell's advisory services given to ONLY ONE prospective client (as in the case of a one-on-one presentation) are subject to the general antifraud provisions of the federal securities laws. Similar prohibitions against the use of false or misleading advertising and sales literature are found in the securities laws of most states.

                  Particular care must be taken to be sure that materials presenting the past performance of Chartwell accounts meet SEC rules and interpretations and contain required disclaimers and legends. In addition, ad a matter of Firm policy, Chartwell seeks, to the extent possible, to meet the Performance Presentation Standards published by the Association for Investment Management and Research.

         B.  FIRM PROCEDURES CONCERNING MARKETING MATERIALS AND ADVERTISING

                  Before any marketing materials or advertising concerning Chartwell or its services is published or distributed to clients or prospective clients, the material must be reviewed and approved by the Management Committee or the Compliance Officer. This requirement applies not only to materials that are to be addressed or distributed to more than one client or prospective client, but to all materials to be provided at one-on-one conferences with clients or prospective clients.

                  All questions concerning whether a given communication constitutes advertising or sales literature or whether an item of marketing material or advertising has been approved for distribution should be directed to the Management Committee or Compliance Officer.

IX.      SOLICITATION OF PROSPECTIVE CLIENTS

         As a registered investment adviser, the Firm is required to disclose to each prospective client information concerning the Firm's background and business practices, and to obtain from each client information concerning the client's financial situation and investment objectives.

         A.  DISCLOSING INFORMATION TO PROSPECTIVE CLIENTS

                  When entering into advisory contracts, Chartwell is required to deliver to each client a written disclosure statement describing the Firm at least 48 hours before entering into any advisory agreement with the client, or the Firm may deliver the disclosure document at the time the Firm enters into the agreement with the client if the Firm lets the client know that the agreement may be terminated without penalty within five business days. Each year, the Firm must either deliver the disclosure document to each existing client or offer in writing to deliver it to the client on request and without charge.

                  Chartwell's current Form ADV, Part II, is used as the Firm's written disclosure statement. All Chartwell personnel should have a working understanding of the information contained in Part II of the Firm's Form ADV.

                  Chartwell's investment advisory agreements require each new client to acknowledge receipt of the Firm's Form ADV, Part II. Before opening a new client account, it is the responsibility of all Chartwell employees to make sure that the prospective client has in fact received a current copy of Chartwell's Form ADV, Part II, and has acknowledged receipt of the document.

                  The Compliance Officer shall take steps to ensure that, at least annually, all existing clients receive or are offered in writing a current copy of Part II of the Form ADV.

         B.  OBTAINING INFORMATION CONCERNING PROSPECTIVE CLIENTS

                  As a fiduciary, Chartwell must obtain sufficient information about Firm clients so as to ensure that the client's account is managed consistent with the client's needs, financial circumstances, and investment objectives. The Compliance Officer will coordinate with other firm personnel responsible for servicing client accounts to ensure that such information is periodically requested and obtained from clients. Any changes to such client information is presumed to be material.

         C.  ARRANGEMENTS WITH THIRD-PARTY SOLICITORS

                  On occasion, Chartwell may enter into agreements with a third-party to solicit or refer clients to Chartwell for a fee. These arrangements are subject to strict SEC regulation. In addition, the laws of some states require that third party solicitors themselves be registered with the state as investment advisers or investment adviser agents. Under Advisers Act Rule 206(4)-3, the following conditions must be met before referral or solicitation fees can be paid:

             1.  Chartwell must have a written agreement with the solicitor that
                 (i) describes the solicitation activities to be performed by, and the compensation to be paid to, the solicitor; (ii) includes a promise by the solicitor to comply with Chartwell's instructions and applicable law; and (iii) requires the solicitor, at the time of the solicitation, to deliver to each prospective client current copies of Chartwell's Form ADV, Part II, as well as a separate written disclosure statement that sets forth the names of the solicitor and Chartwell, describes Chartwell's arrangements with the solicitors, discloses that the solicitor will be paid for solicitation activities and describes the specific terms of compensation (including whether all or part of the cost of the solicitation fees will be passed on to clients by Chartwell);

             2. A copy of the written agreement must be kept by Chartwell as part of its books and records;

             3. Chartwell must obtain from each client so solicited, before or at the time of entering into an investment management agreement with the client, a signed and dated statement acknowledging the client's receipt of its brochure and the solicitor's written disclosure statement, copies of which must be retained in Chartwell's files;

             4. No solicitation fee may be paid to any person who is subject to a statutory disqualification (as set forth in Sections 203(e) and (f) of the Advisers Act); and

             5. Chartwell must make a good faith effort to ascertain whether the solicitor is in compliance with the terms of the agreement and have a reasonable basis for believing that the solicitor is in fact in compliance.

                  Neither the Firm nor any employee may pay, or agree to pay, any cash fee to any third-person in exchange for such person's soliciting clients for, or referring clients to, the Firm, except in accordance with these requirements and with the prior approval of the Compliance Officer.

         D.  INVESTMENT ADVISORY AGREEMENTS

                  Section 205 of the Advisers Act, SEC Rules 205-1 through 205-3, and the laws of various states, place significant restrictions on the contents of contracts or agreements between an investment adviser and its clients. In addition, the laws and rules of various states provide that no investment adviser may enter into, extend, or renew any investment advisory contract with a client unless the contract is in writing.

                  Neither the Firm nor any of its employees may enter into an investment advisory agreement with any client except with the prior approval of Chartwell's Management Committee.

X.       PERFORMANCE OF INVESTMENT ADVISORY ACTIVITIES

         A. ONLY PORTFOLIO MANAGERS MAY GIVE INVESTMENT ADVICE OR EXERCISE INVESTMENT DISCRETION

                  Only portfolio managers may determine the investment advice to be given to clients.

         B. COMPLIANCE WITH CLIENT INVESTMENT GUIDELINES; SUITABILITY OF ADVICE AND RECOMMENDATIONS

                  It is the responsibility of each portfolio manager to ensure that each client's account is managed in accordance with (i) the client's written investment objectives, guidelines or restrictions, if any, and (ii) the terms of Chartwell's investment management agreement with that client. In addition, a portfolio manager who recommends securities or a particular investment strategy to a client must have reasonable grounds for believing that the recommendation or strategy is suitable for the client on whose behalf it is made, based on the portfolio manager's knowledge of relevant information concerning the client's stated and current investment objectives, financial position and needs, ability and willingness to accept risks, other securities positions or investments, and any other relevant factors that should influence an investment decision.

                  In the case of an institutional client, the client investment guidelines are key, but other relevant factors may include the present size of the account, expected inflow and outflow of funds and, in the case of pension or profit-sharing plan clients, plan provisions, the type of plan, number of participants, and age distribution of participants.

         C. BROKERAGE DISCRETION, PRINCIPAL AND AGENCY CROSS TRANSACTIONS, BATCHING OF ORDERS AND ORDER ALLOCATION PROCEDURES

                  Clients' investment advisory agreements authorize Chartwell to determine, consistent with the clients' investment objectives, which securities and the total amount of securities which are to be bought or sold for clients' accounts. Chartwell's decisions to buy and sell securities for clients are subject to the overall review of the clients. Chartwell's primary objective in placing orders for the purchase or sale of securities for a client's account is to obtain the most favorable net results taking into account such factors as price, commission, size of order, difficulty of execution and skill required of the broker.

                  Chartwell generally has the authority to select brokers to effect transactions on a client's behalf. When Chartwell places orders for the purchase or sale of portfolio securities for a client's account, it uses reasonable efforts to seek the best combination of price and execution in selecting brokers.

                  Chartwell selects brokers on the basis of best price (including commissions) and execution capability. In selecting a broker to execute a transaction for a client, Chartwell may consider a variety of factors, including the following: the broker's capital depth; the broker's market access; the broker's transaction confirmation and account statement practices; Chartwell's knowledge of negotiated commission rates and spreads currently available; the nature of the security or instrument being traded; the size and type of the transaction; the nature and character of the markets for the security or instrument to be purchased or sold; the desired timing of the transaction; the execution, clearance and settlement capabilities of the broker selected and others considered; the reputation and perceived soundness of the broker selected and others considered; Chartwell's knowledge of any actual or apparent operational problems of a broker; and the reasonableness of the commission or its equivalent for the specific transaction. While Chartwell generally seeks competitive commission rates and dealer spreads, it will not necessarily pay the lowest commission or commission equivalent. Transactions may involve specialized services on the part of the broker and thereby justify higher commissions or their equivalent than would be the case with other transactions requiring more routine services.

                  When trading in Nasdaq stocks, Chartwell prefers to use market makers to execute trades. Market makers will be expected to omit commission charges in lieu of the mark-up/down associated with Nasdaq trades. However, a commission may be paid to a non-market maker if, in the judgment of the portfolio manager, this broker will add value to a particular transaction. This may be the case on thinly traded issues where an impartial third party can help in determining which market maker has the best chance of executing the order, how much stock to attempt to trade, and the use of limit orders.

                  When consistent with the best interests of Chartwell's clients, orders being placed at the same time for the accounts of two or more clients may be "batched" or placed as an aggregated order for execution. This practice may enable Chartwell to seek more favorable executions and net prices for the combined order. Any orders placed for execution on an aggregated basis are subject to Chartwell's order aggregation and allocation policy and procedures. This policy and these procedures are designed to meet the legal standards applicable to Chartwell under federal and state securities laws and the Employee Retirement Income Security Act of 1974 and its obligations as a fiduciary to each client. Pursuant to this policy orders to purchase or sell securities for all accounts managed by Chartwell, including accounts of Chartwell or its affiliates, may be aggregated or "batched" for execution, provided the policy and procedures set forth below are followed.

             1. Transactions for any client's account may not be aggregated for execution if the practice is prohibited by, or inconsistent with, that client's investment management agreement with Chartwell or Chartwell's order allocation policy.

             2. The portfolio manager must determine that the purchase or sale of the particular security involved is appropriate for the client and consistent with the client's investment objectives and with any investment guidelines or restrictions applicable to the client's account.

             3. The portfolio manager must reasonably believe that the order aggregation will benefit, and will enable Chartwell to seek best execution for each client participating in the aggregated order. This requires a reasonable good faith judgment at the time the order is placed for execution. It does NOT mean that the determination made in advance of the transaction must always prove to have been correct in the light of twenty-twenty hindsight. Best execution includes the duty to seek the best quality execution, as well as the best net price.

             4. Prior to entry of an aggregated order, a written order ticket must be completed which identifies each client account participating in the order and the proposed allocation of the order, upon completion, to those clients. The order ticket or other written statement should indicate both the minimum and maximum amount (either in dollars or number of securities) that the portfolio manager will accept for each account.

             5. If the order cannot be executed in full at the same price or time, the securities actually purchased or sold by the close of each business day must be allocated PRO RATA among the participating client accounts in accordance with the initial order ticket or other written statement of allocation. However, adjustments to this PRO RATA allocation may be made to avoid having odd amounts of shares held in any client account, or to avoid deviations from pre-determined minimum/maximum holdings limits established for any account.

             6. Each client that participates in the order must do so at the average price for all the transactions and must share in average commissions or other transaction costs on a PRO RATA basis.

             7. If the order will be allocated in a manner other than that stated in the initial statement of allocation, a written explanation of the change must be provided to and approved by the Compliance Officer no later than the morning following the execution of the trade.

             8. Client account records must reflect separately for each account the transactions which have occurred, including aggregated transactions, and the securities which are held for each account.

             9. Funds and securities for aggregated orders should be clearly identified on Chartwell's records and to the brokers or other intermediaries handling the transactions, by the appropriate account numbers for each participating client.

             10. No client or account will be favored over another.

                  In some circumstances, a client will designate a particular broker or dealer through which trades are to be effected or through which transactions may be introduced, typically under such terms as the client negotiates with the particular broker or dealer. Where a client has directed the use of a particular broker or dealer, Chartwell generally will not be in a position to negotiate commission rates or spreads freely or, depending on the circumstances, to select brokers or dealers based on best execution. Additionally, transactions for a client that has directed that Chartwell use a particular broker or dealer may not be commingled or "bunched" for execution with orders for the same securities for other managed accounts, except to the extent that the executing broker or dealer is willing to "step out" such transactions to the client's designated broker or dealer. Where "step out" arrangements are not possible or to the client's advantage, trades for a client that has directed use of a particular broker or dealer may be placed at the end of bunched trading activity for a particular security. Accordingly, directed transactions may be subject to price movements, particularly in volatile markets, that may result in the client receiving a price that is less favorable than the price obtained for the bunched order. Under these circumstances, the direction by a client of a particular broker or dealer to execute transactions may result in higher commissions, greater spreads, or less favorable net prices than might be the case if Chartwell were empowered to negotiate commission rates or spreads freely, or to select brokers or dealers based on best execution.

         D.  DEAL ALLOCATION PROCEDURES

                  The following are procedures for Chartwell's equity portfolio manager teams to allocate securities sold in underwritten public offerings ("Deals"), particularly "hot" Deals to client accounts. (For purposes of these procedures, a "hot" Deal is any Deal that the Deal Allocation Coordinator reasonably believes, at the time the Deal allocation is received, will trade up by 5% or more on its open.) These procedures address the factors that should be considered in addressing two general Deal allocation matters: (1) how Deal securities will be allocated among the portfolio manager teams seeking to have their clients invest in Deal securities; and (2) how the portfolio manager teams will allocate Deal securities among their client accounts. These procedures reflect Chartwell's overriding policy that Deal securities must be allocated among participating client accounts in a fair and equitable manner, and Deal opportunities not be allocated in a manner that unfairly discriminates in favor of certain clients or types of clients. UNDER NO CIRCUMSTANCES MAY CHARTWELL RECEIVE, DIRECTLY OR INDIRECTLY, ADDITIONAL COMPENSATION OR REMUNERATION BECAUSE OF THE WAY AN ALLOCATION IS MADE.

             1. COMMUNICATION OF INFORMATION CONCERNING DEALS. The members of Chartwell's Trading Department (the "Trading Staff"), particularly the Deal Allocation Coordinator, have general responsibility for communicating information concerning Deals to interested portfolio manager teams and to confirm the allocation, and the reallocation as circumstances warrant, of securities purchased from the underwriters offering a particular Deal or in the aftermarket. The Deal Allocation Coordinator will maintain and circulate a calendar of Deals indicating the anticipated pricing and trade date. As information concerning Deals becomes available (i.e., change in offering price, under- or over-subscription, aftermarket interest, etc.), the Deal Allocation Coordinator will attempt to circulate the information promptly and will check on "street talk" as requested. However, the primary responsibility for monitoring and evaluating information concerning the markets for Deals generally or a particular company offering its securities in a Deal rests with Chartwell's individual portfolio manager teams.

             2. DETERMINING WHICH CLIENT ACCOUNTS WILL SEEK TO PARTICIPATE IN A DEAL. In determining which accounts a portfolio manager team will seek to have purchase securities in a Deal, the team will consider all relevant factors. As a general policy, Deal securities of an issuer with market capitalization of less than $200 million are not viewed by Chartwell to be appropriate investments for institutional accounts or accounts of high net worth individuals due to the normal reduced liquidity of, and restrictions on transferability typically associated with, such small issuers. Accordingly, Deals of these small capitalized issuers generally will be allocated to accounts in which Chartwell principals have a beneficial interest, such as hedge funds managed by Chartwell or any of its principals. This is a general policy that may be deviated from with advance approval from the Compliance Committee. Deal securities involving issuers with market capitalization equal to or greater than $200 million will be allocated to all institutional accounts, including from time to time Chartwell's proprietary accounts such as hedge funds in which Chartwell's principals have invested, as appropriate and after considering all relevant factors including, but not limited to, the following:

                 a.  The nature, size and expected allocation of the Deal;

                 b. The nature and size of a particular account, including the accounts' investment objectives and policies; the risk tolerance of the clients; the client's tolerance for portfolio turnover; the number of other Deals that the client has participated in during the past year; and

                 c. Whether, and to what extent, the beneficial owners of an account are eligible to participate in gains and losses from Deals pursuant to the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").


             3. MECHANICS OF PLACING ORDERS FOR DEAL SECURITIES. Prior to entering an aggregated order, the Deal Allocation Coordinator must prepare a written statement specifying the participating client accounts and method of allocation among accounts. On the day the deal is priced, a trade ticket must be completed and delivered to the trading department. In addition to other information that must be provided on a trade ticket, the trade ticket for a Deal must include the following information:

                 a. ACCOUNT INFORMATION. The name or identifying number for each account for which Deal securities will be purchased; and

                 b. NUMBER OF SHARES REQUIRED. The number of units, or total value, of a security to be purchased for each account.

                 The Trading Department will submit indications of interest to members of the underwriting syndicates for Deals based on trade tickets submitted by portfolio manager teams. Client funds and securities should not be held collectively any longer than is necessary to settle the purchase or sale. Each client must participate in an aggregated allocation at the average share price for all of the Firm's transactions in that security on any given day and an average of transaction costs must be shared PRO RATA based on participation.

             4. ALLOCATING FULL ALLOCATIONS OF DEAL SECURITIES. In the event Chartwell receives an amount of securities (in any case where securities, such as warrants, are offered as an incentive to a Deal security ("incentive securities"), the incentive securities shall be allocated in the same manner as the Deal securities) equal to the aggregate amount ordered by the Trading Department, the Deal securities shall be allocated among the portfolio manager teams and among clients of each participating portfolio manager team in accordance with the original instructions from the portfolio manager teams, by way of the Chartwell's rotational system. Under the rotational system, Deal securities will be rotated among client accounts, for which the opportunity is suitable, in equal percentages. The Trading Department may not change the allocation percentages without advance approval of the Compliance Department.

             5. ALLOCATING REDUCED ALLOCATIONS OF DEAL SECURITIES. In the event that the amount of Deal securities allocated to Chartwell by the underwriting syndicate is less than the aggregate amount ordered by the Trading Staff (a "reduced allocation"), all clients must receive fair and equitable treatment and the written rationale for the departure from the original allocation must be approved by the Deal Allocation Coordinator. The Deal securities shall be allocated in accordance with the following procedures:

                 a. ALLOCATING REDUCED ALLOCATIONS AMONG CLIENT ACCOUNTS. When a portfolio manager team receives a reduced allocation of Deal securities, the team shall use the following procedures for allocating those securities among its clients participating in the Deal:

                 (i) FOLLOW INITIAL ALLOCATION INSTRUCTIONS TO THE EXTENT POSSIBLE. Generally, the portfolio manager team should seek to allocate a reduced allocation in accordance with the allocation percentages set forth in the team's initial allocation instructions for the Deal, except where this would result in a DE MINIMIS allocation to any client account (discussed in (ii) below), which is defined as an allocation of less than

                      --  10 shares, or
                      -- for fixed income securities, $100,000 in principal amount.

                      In the event that the amount of Deal securities is insufficient to allow all appropriate accounts to participate, the Deal securities will be allocated on a rotating basis by account number. In practice, this may result in shares of one Deal to be allocated to

                      Chartwell's client accounts 001 to 025 and the next Deal opportunity that is of insufficient size to allow all appropriate accounts to participate, to client accounts 026 to 049 and so on. Under this procedure, all client accounts will not be able to share in all of the same Deal offerings; however, all client accounts will participate in some offerings over time.

                 (ii) DE MINIMIS ALLOCATIONS. Where a portfolio manager team's initial instructions would result in a de minimis allocation of a reduced allocation Deal, the Chartwell's rotational system may reallocate these securities to other participating client accounts, provided they are allocated in a fair and equitable manner that does not discriminate in favor of certain clients or types of clients. Any such reallocation must be made promptly. Securities may not be reallocated to an account for which an order ticket was not originally submitted in accordance with Paragraph (3) above.

             6. ALLOCATING "HOT" DEALS TO ACCOUNTS IN WHICH CERTAIN CHARTWELL PRINCIPALS HAVE A BENEFICIAL INTEREST. Chartwell may also allocate a percentage of Deal securities to accounts that are not Chartwell's clients, but in which certain principals of Chartwell have a beneficial interest.

                 Allocations of Deal securities to these accounts are subject to the following limitation:

                 a. "Hot" Deals are to be allocated between Chartwell's clients and Chartwell's proprietary accounts on a PRO RATA basis based on current assets.

                 The portfolio manager team's remaining "hot" Deal securities shall be allocated to other clients of the team in accordance with the procedures outlined above. The Compliance Committee will review the above percentages no less frequently than semiannually to ensure that they continue to be appropriate in light of the size and nature of the accounts managed by the portfolio manager team.

             7. ACCOUNT REVIEW. On a monthly basis (or more frequently if needed), a subcommittee of the Compliance Committee shall review the relative performance of all accounts which received Deals during the prior month to ensure that Deals have been allocated in a fair and equitable manner that does not unfairly discriminate in favor of certain clients or types of clients. The subcommittee shall report any findings to the Compliance Committee, along with its recommendation of what further action may be appropriate. No member of a portfolio manager team may serve on the subcommittee. Chartwell's books and records must separately reflect securities held by, or bought or sold for, client accounts that participate in the allocation of Deal securities.

         E.  PROXY VOTING PROCEDURES

                  As a matter of policy, Chartwell does not encourage clients to delegate proxy voting authority to the Firm. However, the Firm accepts responsibility for voting proxies if requested by a client. Each client's investment management agreement should specify whether Chartwell is to vote proxies relating to securities held for the client's account. Chartwell's Compliance Officer has the authority to delegate the proxy voting duties of the firm to an external proxy voting service.

         F.  REVIEW AND SUPERVISION OF ACCOUNTS

                  Each portfolio manager is responsible for continuously monitoring the client accounts for which he or she has primary responsibility to ensure they are being managed in a manner consistent with established objectives for the account and the client's investment guidelines, if any.

         G.  REPORTS TO CLIENTS

                  Each client receives a quarterly account appraisal that shows the total market value of the accounts and each security held in the account, including its cost, market value, value as a percentage of total account value, annual income and yield.

XI.      CLIENT CONTRACT PROCEDURES

         A.  INVESTMENT MANAGEMENT AGREEMENTS

                  All investment management or advisory agreements with clients must be reflected in a written agreement signed by authorized representatives of both the client and Chartwell. The investment management agreement must be in a form that has been approved by the Compliance Officer. Most provisions are non-negotiable and are standard for the investment management industry. However, a prospective client may request certain changes. Any deviations from or changes to the standard form agreement, including changes in fee rates or account minimums, must be approved by the Management Committee or Compliance Officer. Management of an account may not begin until a signed and dated investment management agreement has been forwarded to the Compliance Officer. The Compliance Officer is responsible for confirming that the agreement has been signed, ensuring that the contract is complete and that a signed and dated original has been placed in the client's Master File.

                  It is the responsibility of Chartwell's marketing and portfolio management staff to ensure that all items of information called for by the investment management agreement are completed. In particular, (1) the fee schedule agreed to by the client must be attached to the agreement; (2) the client's investment policies, guidelines or restrictions, if any, must be attached to the agreement; and (3) a complete list describing the cash or other assets initially being placed in the account must be provided, if relevant.

         B.  CUSTODY OF CLIENT ACCOUNTS AND ASSETS

                  Under no circumstances will Chartwell maintain or keep custody of client assets or client accounts. Section 206(4) of the Advisers Act (and Rules 206(4)-2 and 206(4)-4 thereunder) and the laws of the various states imposed significant requirements upon investment advisers that have custody of client funds or securities. The Firm can be deemed to have custody if it (or one of its employees) directly or indirectly holds client funds or securities, has any authority to obtain possession of them, or has the ability to appropriate them.

         C.  FEES AND BILLING

                  The schedule of fees to be charged each client must be attached to each client's investment management agreement with the Firm, and a copy of the applicable fee schedule, together with the agreement, must be provided to the client and placed in the client's Master File.

                  From time to time, the fee arrangement with a client may be changed. Any fee changes must be agreed to by the client in writing and a copy placed in the client's Master File. Fees are generally billed to the account custodian and debited from the client's account. However, where a client has authorized Chartwell to bill Chartwell's investment management fees to the account's custodian and has authorized the custodian to pay Chartwell's fees upon receipt of the Firm's invoice, in each instance a duplicate bill shall be sent directly to the client at the same time as the bill is sent to the custodian. The bill shall set forth the amount of the fees, the value of the account assets on which the fees are based and how the fees were calculated. The custodian also must send to the client a statement, at least quarterly, indicating all amounts disbursed from the account, including fees paid directly to Chartwell from the Account.

XII.     ERISA ACCOUNTS

         When a client of the Firm is an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), Chartwell, as an investment manager for the plan, is considered a "plan fiduciary" under ERISA and must meet certain specific requirements under ERISA and Department of Labor ("DOL") rules and interpretations. These include:

         A.  GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA

             As a fiduciary to an ERISA plan, Chartwell must:

             1. manage the plan's account solely in the interests of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them and defraying reasonable expenses of administering the plan;

             2. act with the "care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;"

             3. diversify the plan's investments so as to minimize the risk of large losses, unless under the circumstances it is clearly not prudent to do so; and

             4. comply with the documents and instruments governing the plan to the extent they are consistent with ERISA.

         B.  PROHIBITED TRANSACTIONS

                  Chartwell must avoid any self-dealing transactions with the plan and be sure not to cause or permit the plan to engage in conflict-of-interest transactions with other plan fiduciaries or parties having certain other types of relationships to the plan, such as the employer or union that sponsors the plan or their employees, plan trustees and certain providers of services to the plan, including broker-dealers, lawyers, administrators, custodians, etc., unless the transaction has been exempted by a DOL rule or order.

         C. COMPLIANCE WITH WRITTEN INVESTMENT POLICIES AND GUIDELINES FOR THE PLAN AND DIVERSIFICATION REQUIREMENTS

                  If a "named fiduciary" to the plan (generally the person that retains Chartwell) has issued written investment guidelines or policies for the plan, Chartwell must follow those guidelines or policies, unless, in the case of a particular transaction, an investment decision mandated by the guidelines or policies would be imprudent or otherwise inconsistent with ERISA. In connection with following these guidelines or policies, Chartwell must ensure that any investment manager recommended to and selected by the clients is in the position to act as a fiduciary to the ERISA plan and follows the guidelines and policies as described above.

                  In addition, care must be taken to determine what percentage of the plan's assets is to be managed by Chartwell and, if only a part of the plan's assets is to be so managed, the diversification standards that are to be followed by Chartwell in managing that portion of the plan's account. These should be spelled out in Chartwell's management agreement with the plan and in written investment guidelines provided to Chartwell by a "named fiduciary" to the plan. Where Chartwell is expected to concentrate investments for the plan in a particular type or class of investments (such as emerging market equity investments), the management agreement with Chartwell or supplemental investment guidelines should provide specific directions to that effect from a duly authorized "named fiduciary" for the plan. Where Chartwell manages only part of a plan's total assets, Chartwell's management agreement should state that Chartwell is responsible for only those plan assets that are under Chartwell's management, and for investment of those plan assets according to the diversification and other written guidelines provided by a "named fiduciary" for the plan. If Chartwell is either expected to concentrate investments for the plan in a particular type or class of investments, or is expected to manage only a part of the plan's total assets, the management agreement of Chartwell should also state that the named fiduciary has responsibility for ensuring that the plan's assets, in the aggregate, are diversified, and that the decision to appoint Chartwell as an investment manager to the plan is being made as a part of an overall investment policy.

         D.  FIDELITY BONDS

                  To manage an ERISA account, Chartwell must maintain a fidelity bond, unless the investment management contract provides that Chartwell will be insured under the plan's own bond. A copy of the rider evidencing coverage of Chartwell should be obtained and kept in the client's Master File. The Compliance Officer should be consulted as to the minimum amounts of insurance coverage required for each ERISA plan account.

E.       ERISA PLAN DOCUMENTS

                  Prior to entering into an investment management agreement with an ERISA plan, the Chartwell employee responsible for the account should obtain and review with the Compliance Officer copies of the documents establishing and governing the plan and confirm that (1) the person executing the investment management agreement with Chartwell on behalf of the plan has the authority to retain an outside investment manager; (2) the assignment of proxy voting responsibilities is consistent with the arrangements spelled out in Chartwell's contract with the plan; (3) Chartwell has properly authorized and current copies of any investment policies, guidelines or restrictions that must be followed in managing the plan's account as well as copies of any proxy voting policies for the plan; and (4) the plan is permitted to add Chartwell as a named insured to the plan's own fidelity bond.

XIII.    INDIVIDUAL RETIREMENT ACCOUNT

                  Individual Retirement Accounts ("IRAs") and retirement plans that cover only self-employed individuals (or only the sole shareholder of a company and such shareholder's spouse) are subject to the same prohibited transaction restrictions as an ERISA plan under Section 4975 of the Internal Revenue Code of 1986, as amended. However, the specific and detailed obligations placed on an investment manager under the fiduciary provisions of ERISA (including a prudent man and diversification requirements, the obligations to vote proxies and the fidelity bonding requirement) are not applicable to the management of IRAs and other non-ERISA plans. Of course, as an investment adviser, Chartwell is considered to be a fiduciary with respect to each client, including IRA and non-ERISA plan accounts, and is subject to common law fiduciary standards that encompass many of the same fundamental principles that Congress codified in ERISA.

XIV.     SUB-ADVISORY RELATIONSHIP REQUIREMENTS

                  For the Investment Company Act of 1940 sub-advisory relationships, we must comply with:

             o Section 851(b)(2) of the IRS Code states that at least 90% of a fund's gross income must be derived from dividends, interest and gains from the disposition of stock.

             o Section 851(b)(4) of the IRS Code requires, on a quarter-end basis, that:

             o At least 50% of total assets consist of cash, U.S. government securities, and securities which do not represent more than 5% of total assets or more than 10% of the outstanding voting stock of any one issuer.

             o No more than 25% of total assets are invested in any single issuer.

             o Section 5(b)(1) of the Investment Company Act of 1940 states, with respect to 75% of its assets (taken at market value), that the fund is prohibited from investing more than 5% of its total assets in the securities of any single issuer or holding more than 10% of the outstanding voting securities of any one issuer.

             o Section 12(d)(1)(A) and (C) of the Investment Company Act of 1940 permits a fund to invest up to 10% of its total assets in shares of other investment companies in the aggregate (with restrictions that the fund may invest no more than 5% of total assets in one investment company and the fund may not own more than 3% of the voting stock of the acquired open-end investment company or 10% of the voting stock of the acquired closed-end company).

             o   Rule 17a-7 of the Investment Company Act of 1940 for:

                 1.  principal and agency trades

                 2.  restrictions on trades with affiliates

XV.      MAINTENANCE OF RECORDS

         A.  MASTER FILES

                  Chartwell maintains a Master File for each active, past and prospective client. Unless otherwise noted, these files must contain the following information on Chartwell accounts:

             o The signed and dated original investment management agreement with the client.

             o Copies of any client investment objectives, guidelines or restrictions.

             o   Copies of any client proxy voting guidelines.

             o   Copies of the Chartwell fee schedule applicable to the account.

             o Copies of the client's agreement with the account custodian, if available.

             o In the case of an ERISA plan, a copy of the plan's governing documents, if available.

             o In the case of a corporate client, an original, signed and dated Certificate of Incumbency listing the individuals who are authorized to execute the investment management agreement with Chartwell and to give instructions to Chartwell with respect to the account, if feasible;

             o   Copies of material correspondence with the client.

             o Copies of any customer information statement or other information concerning the client's finances and investment needs to the extent that this information is obtained from the client.

             o Copies of account statements or appraisals sent to the client are kept onsite, separate from the Master File, for a period of one year.

         B.  CORRESPONDENCE

                  SEC rules require Chartwell to keep ORIGINALS of all communications received and copies of all communications sent by the Firm relating to its investment advisory business, including those concerning any investment advice given or proposed to be given to clients or actions taken in managing clients' accounts.

                  Incoming correspondence from a client or concerning a client's transactions or account should be filed in that client's file. If the correspondence is a client complaint or a request for information or documents from a federal or state official or any other person, a copy of the correspondence should be forwarded to the Compliance Officer immediately.

         C.  ACCOUNT RECONCILIATIONS

                  On a regular basis, the Firm's Operations Group will review confirmation of orders entered on behalf of clients to compare and reconcile trade orders with executions and account balances as reflected in custodial records and periodic account statements. Upon the discovery of any discrepancy in the above records, the Firm's Operations Group should promptly contact the custodian to work out the discrepancy.

         D.  CLIENT COMPLAINTS

                  A complaint is an expression by or on behalf of a client of dissatisfaction with a service provided by the Firm or any of its employees, or with the conduct of the Firm or any of its employees. A complaint may be made in written or oral form, either by telephone or in person, and may, but need not, include requests or demands that the Firm take a specific action, or that it refrain from doing so.

                  All client complaints, whether oral or written, must be brought to the attention of the Compliance Officer immediately. A written record of any oral complaint should be made, including the name of the client, date of the complaint, and the substance of the complaint. A copy of written client complaint or the written record summarizing any oral complaint must be forwarded immediately to the Compliance Officer or the Operations Group.

                  The Management Committee or the Compliance Officer should be consulted with respect to the resolution of any client complaint.

         E.  UPDATING CLIENT INFORMATION

                  Each portfolio manager is responsible for ensuring that relevant information on each client assigned to him or her, including information concerning the client's investment objectives and situation, is updated on a regular basis, but at least annually.

                  Changes to client account information, including client name, address, telephone number, authorized representatives of the client, transfers of ownership, and other related information may only be reflected on the Firm's client account records after reasonable inquiries have been made to confirm such changes.

XVI.     RECORD PREPARATION AND RETENTION REQUIREMENTS

         Rule 204-2 under the Advisers Act specifies certain books and records that must be prepared by an investment adviser and the time periods for which such books and records must be kept (generally ranging from three to six years). Attached are schedules that (i) identify the books and records that are required to be maintained by the Firm and (ii) applicable periods of retention. These books and records must be maintained in an easily accessible place within the Firm's offices for those periods specified, and may not be removed for storage elsewhere except with the prior approval of the Compliance Officer.

XVII.    REPORTING AND RENEWAL REQUIREMENTS

         The following is a summary of the reports or information required to be filed or submitted by the Firm. The Management Committee is responsible for ensuring that all required reports or information are filed on a timely basis and for coordinating with legal counsel and other employees on the preparation of materials.

         A.  ANNUAL AND INTERIM REPORTING REQUIREMENTS UNDER THE ADVISERS ACT

                  The Firm must comply with annual and interim requirements under the Advisers Act to ensure that its Form ADV is updated to reflect changes in its business operations, key personnel and practices. Each year, the Firm must update its Form ADV by filing it with the SEC, and file interim amendments to its Form ADV, as described below.

             1. ANNUAL REPORTING ON FORM ADV. Under Rule 204-1, the Firm annually must file Form ADV with Schedule I with the SEC within ninety days after the end of its fiscal year. Schedule I includes various information about the adviser and the level of assets under management. The SEC uses Schedule I to determine whether advisers currently registered with the SEC continue to be eligible.

             2. INTERIM AMENDMENTS TO FORM ADV. Under Rule 204-1, the Firm must promptly file interim amendments to its Form ADV whenever necessary to update various items of information contained in the Form. The Firm must "promptly" file amendments to its Form ADV to reflect changes in ANY of the information provided in response to Items 1, 2, 3, 4, 5, 8, 11, 13A, 13B, 14A and 14B
                 of Part I. Amendments to the Firm's responses to Items 9 and 10 of Part I and all of its responses to Part II (other than the balance sheet provided in response to Item 14), need be filed promptly only when the information previously disclosed becomes "MATERIALLY" inaccurate. Changes in all other information need only be disclosed on an annual amendment to Form ADV. "Promptly" is not defined, but generally is understood to be within ten business days.

         B.  REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT

             1. REPORTS PURSUANT TO SECTIONS 13(D) & 13(G). Within 45 days after the end of any calendar year where the Firm has, at the end of such year, "beneficial ownership" of 5% or more of any class of registered equity securities of any issuer, the Firm must file a Schedule 13G with the SEC and send a copy of the
                 Schedule 13G to the issuer and the principal exchange on which the securities are traded. For purposes of Section 13(d), the Firm would be deemed to be a "beneficial owner" of securities where it, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise, has or shares voting or investment power, including the power to vote or dispose or to direct the voting or disposition of such security.

                 Schedule 13Gs are generally updated annually, although more frequent reporting may be required in certain cases. Further, the Firm may become ineligible to file on the short-form
                 Schedule 13G - and, instead, be required to file the more onerous Schedule 13D - under certain circumstances, including where the securities holdings are for the purpose or have the effect of changing or influencing the control of the issuer of the securities.

             2. REPORTS PURSUANT TO SECTION 13(F). If the Firm exercises investment discretion with respect to accounts having in the aggregate more than $100 million of exchange-traded or Nasdaq-quoted equity securities on the last trading day of any calendar month of any calendar year, the Firm must file a Form 13F with the SEC within 45 days after the last day of such calendar year and within 45 days after the last day of each of the first three calendar quarters of the subsequent calendar year.

         C.  FILING REQUIREMENTS UNDER APPLICABLE STATE LAW

                  The Firm is required to make notice filings @ of its Form ADV and any amendments in certain states where it does business or where its employees are registered as investment advisory agents or representatives.

         D.  LICENSE RENEWAL REQUIREMENTS UNDER APPLICABLE STATE LAW

                  Unlike its registration with the SEC, the Firm must renew the license of each of its advisory representatives, with each state where registered. In most cases, licenses must be renewed annually by the end of the calendar year. Each state will generally notify each licensed representative of the need to renew its license at least 30 days before the license expires. Nonetheless, the Firm and the advisory representative, rather than the state, are responsible for ensuring that each license is renewed on time.

                                  ATTACHMENT 1

FORM A: ACKNOWLEDGMENT BY NEW EMPLOYEE OF RECEIPT OF COMPLIANCE MANUAL OF CHARTWELL INVESTMENT PARTNERS, L.P.

To:      ----------------------------------------------
         Compliance Officer
         Chartwell Investment Partners, L.P.
         1235 Westlakes Drive, Suite 400
         Berwyn, PA 19312-2412


I hereby acknowledge receipt of a copy of the Chartwell Investment Partners, L.P. COMPLIANCE MANUAL, which I have read and understand. I will comply fully with all provisions of these policies and procedures to the extent they will apply to me during the coming year. I further understand and acknowledge that any violation of these policies and procedures, including engaging in a prohibited transaction or failure to file reports as required, may subject me to disciplinary action, including termination of employment.

I certify that I have not, during the past ten years, (1) been convicted of, or pleaded guilty or no contest to, any felony, or any misdemeanor involving investments or an investment-related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting or extortion; (2) been enjoined by a court in connection with any investment-related activity or found by a court to have been involved in any violation of investment-related laws or rules; (3) been subject to disciplinary action or found to have violated or to have been a cause of violations by others of any law or rule by the Securities and Exchange Commission, the Commodity Futures Trading Commission, any other federal or state regulatory agency, any securities or commodities exchange or securities or commodities self-regulatory organization; or (4) been the subject of or affiliated with the subject of an order entered by any foreign government, court, regulatory agency or exchange related to investments or fraud. I am not aware of any pending proceeding, investigation or inquiry that could lead to any such event. I agree to notify Chartwell Investment Partners, L.P.'s Compliance Officer immediately if I become aware of any such event, proceeding, investigation or inquiry.


------------------------------                    ------------------------------
Printed Name                                      Signature


                                                  ------------------------------
                                                  Date

FORM B:  ANNUAL CERTIFICATION BY EMPLOYEE OF PERSONAL SECURITIES
         ACCOUNTS AND PRIVATE PLACEMENT INVESTMENTS
         -------------------------------------------------------



To:  Compliance Officer
     ----------------------------



Chartwell Investment Partners, L.P.'s Code of Ethics, governed by Rule 17j-1, requires all employees to provide a certification regarding their personal securities holdings. Please carefully review each item below, check the appropriate boxes that apply and complete any applicable forms also attached.


During the preceding twelve months ended August 31, 2003:

1. I have engaged in Private Placement investments:                     |_|
   (complete attached Form D)

2. To the best of my knowledge, I have disclosed all of my personal
   securities holdings and related account information.                 |_|


3.  I have acquired new securities holdings accounts that have not yet
    been disclosed.  (complete attached Form E)                         |_|


4. I have no securities holdings or related accounts.                   |_|



-------------------------------        -----------          ----------------
Signature                              Date                 Year Ended

FORM C: PRE-CLEARANCE FORM
        ------------------


         PERSONAL SECURITIES TRANSACTION

         PRE-CLEARANCE FORM

         I certify that the securities listed on this form have not been traded by Chartwell Investment Partners for at least (7) calendar days.


           Security                      Symbol        Buy/Sell       Shares         Executing Broker
           --------                      ------        --------       ------         ----------------
         1.  _________________           ________      ______         ______         _____________________

         2.  _________________           ________      ______         ______         _____________________

         3.  _________________           ________      ______         ______         _____________________

         4.  _________________           ________      ______         ______         _____________________

         5.  _________________           ________      ______         ______          _____________________

         6.  _________________           ________      ______         ______         _____________________

         7.  _________________           ________      ______         ______         _____________________

         8.  _________________           ________      ______         ______         _____________________

         9.  _________________           ________      ______         ______         _____________________


         ------------------------                         ----------------------
         Chartwell Employee/Date                          Trading Dept./Date


         ------------------------
         Compliance Dept./Date


         Note: This form is valid for 48 hours.

FORM D: EMPLOYEE PRIVATE PLACEMENT INVESTMENTS


-------------------------------------------------------------------------------------------------------------
                                                            AMOUNT OF INITIAL
              NAME OF PRIVATE PLACEMENT                         INVESTMENT             DATE OF INVESTMENT
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

------------------------------------------------------- --------------------------- -------------------------

-------------------------------------------------------------------------------------------------------------

* IF YOU HAVE NO HOLDINGS IN PRIVATE PLACEMENTS, PLEASE WRITE "N/A" IN THE FIRST BLANK WINDOW, SIGN AND
  RETURN TO LuAnn.



---------------------------------          -----------      -----------------
  SIGNATURE                                 DATE             YEAR ENDED

FORM E: REPORT OF INITIAL AND UPDATED DISCLOSURE OF PERSONAL
        SECURITIES HOLDINGS AND ACCOUNTS
        ----------------------------------------------------


This report shall set forth information regarding each security holding in which you or an immediate family member residing in your household have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a client of Chartwell Investment Partners, L.P. In lieu of listing each security position below, you may instead attach copies of brokerage statements, and return this Form E and copies of the brokerage statements to the Compliance Officer. Refer to the Compliance Manual for additional filing instructions. This report shall also set forth information regarding each account in which any securities were held for your direct or indirect benefit.


Securities Holdings
---------------------------------------------------------------------------------------------------------
Name of Issuer/Title of    Type of Security (Common, Bond,      No. of Shares, Principal Amount,
Security                   Option, etc.)                        Maturity Date, Interest Rate (as
                                                                applicable)
---------------------------------------------------------------------------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

---------------------------------------------------------------------------------------------------------

Securities Accounts
---------------------------------------------------------------------------------------------------------
Name of Broker, Dealer     Date Account Established             Name on and Type of Account
or Bank
---------------------------------------------------------------------------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

-------------------------- ------------------------------------ -----------------------------------------

---------------------------------------------------------------------------------------------------------

o TO THE BEST OF MY KNOWLEDGE, I HAVE DISCLOSED ALL OF MY SECURITY HOLDINGS AND ACCOUNTS.

If you have no securities holdings or accounts, please check here. |_|



----------------------------    --------------------    ------------------------
Signature                       Date                    Year Ended

FORM F:  NOTIFICATION OF SECURITIES ACCOUNT
         ----------------------------------


DATE:    -----------------------------------

TO:      Compliance Officer



FROM:    NAME:       --------------------------------------------
         DEPARTMENT: --------------------------------------------
         LOCATION:   --------------------------------------------
         TELEPHONE:  --------------------------------------------



This is to advise you that I will be opening or have opened a securities account with the following firm:

TYPE OF ACCOUNT:     CASH              MARGIN


NAME OF ACCOUNT:     -----------------------------------------------------------
                     (If other than employee, please state your relationship to the person named on the account, I.E., spouse)


ACCT#:               -----------------------------------------------------------


NAME OF FIRM:        -----------------------------------------------------------


ATTN (OPTIONAL):     -----------------------------------------------------------


ADDRESS OF FIRM:     -----------------------------------------------------------


CITY/STATE/ZIP:      -----------------------------------------------------------

ATTACHMENT 2



Books and Records to be Maintained by Chartwell Investment Partners, L.P.

----------------------------------------------------------------------------------------------------------------------
Required Documents                                                                                   Period of
                                                                                                     Retention
----------------------------------------------------------------------------------------------------------------------
1.   Organizational Chart, Personnel Directory and a description of the functions and duties of      Indefinitely
     each department and employee
----------------------------------------------------------------------------------------------------------------------
2.   Documents evidencing registration status of Adviser with (i) the Securities and Exchange        Indefinitely
     Commission ("SEC"); and (ii) the various states (as applicable)
----------------------------------------------------------------------------------------------------------------------
3.   Uniform Application for Investment Adviser Registration on Form ADV, and any Amendments         Indefinitely
     to the Form, as filed with the SEC and the various states.
----------------------------------------------------------------------------------------------------------------------
4.   Annual Form ADV Amendment filed with the SEC                                                    Indefinitely
----------------------------------------------------------------------------------------------------------------------
5.   Representations or Undertakings Made to the Various States (as applicable)                      Indefinitely
----------------------------------------------------------------------------------------------------------------------
6.   A copy of each Part II of Form ADV (or separate Disclosure Document or                          5 Years
     Brochure) delivered to clients and prospective clients or offered for delivery to clients, along with a record of the date on which the
     Brochures were delivered or offered for delivery and a copy of all written acknowledgments of receipt obtained from clients.
----------------------------------------------------------------------------------------------------------------------
7.   All agreements, and related documents, relating to the conduct by Adviser of its investment adviser business, including
     a)  Investment Advisory and Investment Management Agreements                                    5 Years

     b)  Fee Schedules (if not included in the investment advisory agreements, above)                5 Years

     c)  Documents (if not included in the investment advisory agreements, above) reflecting the     5 Years
         granting to Adviser of power of attorney or discretionary authority

     d)  All other Agreements                                                                        5 Years
----------------------------------------------------------------------------------------------------------------------
8.   Documents Concerning Advertising and Sale Literature:

     a)  Copies of all notices, circulars, advertisements, newspaper articles,                       5 Years
         investment letters, bulletins and other communications used to inform or solicit clients.

     b)  Copies of all performance figures or performance charts used.                               5 Years

     c)  Internal records or documents supporting any statements made in the above.                  5 Years
----------------------------------------------------------------------------------------------------------------------
9.   Documents or Instructions Relating to Client Investment Objectives                              5 Years
----------------------------------------------------------------------------------------------------------------------
10.  Documents Relating to Third-Party Solicitors, as applicable, including:

     a)  Cash Solicitation Agreements with Third-Party Solicitors                                    5 Years

     b)  Disclosure Statements of Third-Party Solicitors                                             5 Years

     c)  List of Third-Party Solicitors with whom Adviser has contracted                             5 Years

     d)  List of Accounts Obtained by Each Third-Party Solicitor                                     5 Years
----------------------------------------------------------------------------------------------------------------------
11.  Documents Relating to Referrals from Pension Fund Consultants (to the                           5 Years
     extent not covered above), including (i) List of Pension Fund
     Consultants who referred Accounts to Adviser; and (ii) List of Accounts referred by Each Pension Fund Consultant
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Required Documents                                                                                   Period of
                                                                                                     Retention
----------------------------------------------------------------------------------------------------------------------
12.  Written Policies and Procedures and Related Documents

     a)   Compliance/Supervisory Procedures that are, or at any time within the last five years      Indefinitely
          have been, in effect and related memoranda

     b)   Policies or procedures, and related memoranda, concerning compliance with the Insider      Indefinitely
          Trading and Securities Fraud Enforcement Act of 1988.

     c)   Other policies and procedures and related memoranda.                                       Indefinitely

     d)   All records required under Rule 17j-1(f) of the Investment Company Act of 1940.            5 Years
----------------------------------------------------------------------------------------------------------------------
13.  Internal Guidelines concerning the following matters:

     a)   Investment decision, including:        (i) how investment advisers are selected;           Indefinitely
          and (ii) how the determination of asset allocations are made.

     b)   Transactions with affiliates                                                               Indefinitely

     c)   Legal actions potentially affecting client interests (I.E., bankruptcy or class action     Indefinitely
          suits involving issuers of portfolio securities)
----------------------------------------------------------------------------------------------------------------------
14.  Corporate Bonds and Records

     a)   Certificate of Incorporation                                                               Indefinitely

     b)   Bylaws                                                                                     Indefinitely

     c)   Minute Books                                                                               Indefinitely

     d)   Stock Certificate Books                                                                    Indefinitely
----------------------------------------------------------------------------------------------------------------------
15.  Records concerning Adviser's associated persons and affiliations, including:

     a)   List containing the names, addresses and social security numbers (or                       5 Years
          CRD numbers) of Adviser's officers, directors, employees and stockholders (indicating the percentage of ownership of any class of
          Adviser's outstanding securities)

     b)   List containing the names of all advisory affiliates, indicating the                       5 Years
          social security number (or CRD number) and the month and year each such person was first employed

     c)   List of all past, present or prospective partnerships or other arrangements either         5 Years
          participated in or formulated by Adviser or its directors, officers or employees

     d)   Form of records of every transaction in any security in which Adviser or any officer or    5 Years
          director has a direct or indirect beneficial interest
----------------------------------------------------------------------------------------------------------------------
16.       Books and Records Concerning Financial Condition

     a)   Periodic Trial Balance                                                                     5 Years

     b)   Periodic Balance Sheets                                                                    5 Years

     c)   Certified Audited Reports                                                                  5 Years

     d)   List of all loans to Adviser, including loans from clients (if any),                       5 Years
          indicating the terms, amounts, dates of such loans and current balance.

     e)   Evidence of Bonding (as required by various states)                                        Indefinitely
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
Required Documents                                                                                   Period of
                                                                                                     Retention
----------------------------------------------------------------------------------------------------------------------
17.  General Books and Records

     a)  Journals or Summary Journals                                                                5 Years

     b)  General auxiliary ledgers reflecting assets, liabilities, reserve,
         capital, income and expense accounts                                                        5 Years

     c)  Check book, bank statements, canceled checks and cash reconciliations                       5 Years

     d)  Bills and Statements                                                                        5 Years
----------------------------------------------------------------------------------------------------------------------
18.  Documents and Related Records Concerning Advisory Activities, including:

     a)  Memoranda of orders given by Adviser, if any, of instructions received                      5 Years
         from a client concerning the purchase, sale, receipt or delivery of a particular security, and of any modification or cancellation of any such order or instruction, indicating: (i) the terms and conditions of the order, instruction, modification or cancellation; (ii) the
         Investment Officer who recommended the transaction; (iii) the person who placed such order; (iv) the account for which the order was placed;
         (v) the date of the order's entry; (vi) the bank or broker-dealer by or through which the order was executed; and (vii) whether the order was entered pursuant discretionary authority.

     b)  Custodian Statements (and reconciliations)                                                  5 Years

     c)  Periodic Statements Sent to Clients                                                         5 Years

     d)  Confirmations, if any                                                                       5 Years

     e)  Fee Statements                                                                              5 Years

     f)  Client Correspondence                                                                       5 Years

     g)  List or other record of all accounts in which Adviser is vested with                        5 Years
         any discretionary power with respect to the funds, securities or transactions of any client.

     h)  Records for each Client Account securities purchased and sold, if any,                      5 Years
         setting forth the date, amount and price of each transaction.

     i)  Records for each security in which any client has a current position,                       5 Years
         if known and made by Chartwell Investment Partners, setting forth the name of each client and current interest or number of shares owned by each such client.

----------------------------------------------------------------------------------------------------------------------
19.  Records in Connection with Custody or Possession
     of Client Funds or Securities, as applicable, including:

     a)  Copy of the custody and possession agreement                                                5 Years

     b)  List of all custodians and depositories to be used for clients' funds and securities, if    5 Years
         applicable

     c)  Forms of records to be maintained reflecting all purchases, sales, receipts and             5 Years
         delieries of securities and all debits and credits to such accounts

     d)  Form of separate ledger account for each client showing purchases, sales, receipts and      5 Years
         deliveries of securities

     e)  Form of confirmations of all transactions for such clients                                  5 Years

     f)  Form of statements to be sent to clients, setting forth the funds and securities of each    5 Years
         client held by Adviser

     g)  Form of records for each security in which any client may have a position reflecting the    5 Years
         name of the client, the amount of his interest and the location of the security
----------------------------------------------------------------------------------------------------------------------

                                      II-9


----------------------------------------------------------------------------------------------------------------------
Required Documents                                                                                   Period of
                                                                                                     Retention
----------------------------------------------------------------------------------------------------------------------
20.      Correspondence File                                                                         5 Years
----------------------------------------------------------------------------------------------------------------------
21.      Client Complaint File                                                                       5 Years
----------------------------------------------------------------------------------------------------------------------
22.  Reports Filed Under the Securities Exchange Act of 1934:

     a)  Schedule 13Gs                                                                               Indefinitely

     b)  Form 13Fs                                                                                   Indefinitely
----------------------------------------------------------------------------------------------------------------------
23.  List of all prior, present or potential litigation in which Adviser or its officers,            Indefinitely
     directors or employees has been or is presently a party, or is aware of possibly being named as a party, which relates in any way to the business of Adviser
----------------------------------------------------------------------------------------------------------------------
24.  Copies of all correspondence with the SEC or appropriate state or foreign regulatory            Indefinitely
     authorities concerning Adviser's business as an investment adviser, including no-action letters
----------------------------------------------------------------------------------------------------------------------